UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 21, 2009

ECOLOCAP SOLUTIONS INC.
 (Exact Name of Small Business Issuer as specified in its charter)

NEVADA	000-52256
(State or other jurisdiction of incorporation)	(Commission File No.)

740, Notre-Dame West
Suite 1525
Montreal H3C 3X6
 (Address of principal executive offices)

514-876-3907
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-

Item 1.01:  Entry into a Material Definitive Agreement.

On May 21, 2009, EcoloCap Solutions Inc. (“ECOS”) and Micro Bubble Technologies Inc. (“MBT”) representatives entered into a Letter of intent for "ECOS" to acquire 100% of the paid and outstanding shares of Common Stock of "MBT". Final conditions and price will be negotiated following complete due diligence of MBT by "ECOS".

Micro Bubble Technologies Inc. is a pre-commercial stage company dedicated to exploit nanotechnology applications in battery development.  MBT's Carbon Nano Tube batteries have demonstrated in lab tests to possess greater energy storage and much faster replenishment as compared to what exists in the market today. The data from these tests demonstrate that the CNT battery has 8 times the reserve capacity of existing lead acid batteries and can be fully recharged in 10 minutes.

Item 7.01: Regulation FD Disclosure.

On May 27, 2009, Ecolocap Solutions Inc. (the “Company”) filed a press release to announce that it has signed a Letter of intent for the Company to acquire 100% of the paid and outstanding shares of Common Stock of Micro Bubble Technologies Inc.

Item 9.01:	Financial Statements and Exhibits.

Exhibit No.	Description

10.1 99.1	Letter of intent dated May 21, 2009 Press Release dated May 27, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ecolocap Solutions Inc.

Date: May 27, 2009	By:	TRI VU TRUONG
Tri Vu Truong
Chief Executive Officer